                                                              EXHIBIT (a)(1)(iv)

                               ZAPATA CORPORATION

                           OFFER TO PURCHASE FOR CASH

                    UP TO 500,000 SHARES OF ITS COMMON STOCK

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON MONDAY, DECEMBER 18, 2002, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated November 20, 2002, and the related specimen Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Zapata Corporation, a Nevada corporation (the "Company" or "Zapata"), to purchase 500,000 shares (or such lesser number of shares as are properly tendered and not withdrawn) of its common stock, par value $.01 per share (the "Shares"), at a purchase price of $28.00 per Share (the "Purchase Price") in cash, upon the terms and subject to the conditions set forth in the Offer. The Company reserves the right, in its sole discretion, to purchase more than 500,000 Shares pursuant to the Offer. See Sections 1 and 14 of the Offer to Purchase.

     If the number of Shares validly tendered and not withdrawn on or prior to the expiration date is less than or equal to 500,000 Shares (or such greater number of shares as the Company may elect to purchase pursuant to the Offer), the Company will, upon the terms and subject to the conditions of the Offer, purchase at the Purchase Price all Shares so tendered.

     Only Shares properly tendered and not properly withdrawn will be purchased. However, because of the possible "odd lot" priority and the proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered may not be purchased if more than 500,000 Shares are properly tendered and not withdrawn. All Shares tendered and not purchased, including Shares not purchased because of proration or the conditional tender procedures, will be returned at Zapata's expense promptly following the expiration date. Zapata reserves the right, in its sole discretion, to purchase more than 500,000 Shares pursuant to the offer, subject to applicable law. See Section 1 of the Offer to Purchase.

     Upon the terms and subject to the conditions of Zapata's offer, if more than 500,000 Shares are properly tendered and not properly withdrawn, Zapata will purchase Shares first, at Zapata's election, from any person who owned beneficially or of record an aggregate of fewer than 100 Shares (or such lesser of shares as may be determined by Zapata to constitute "odd lot" Shares for purposes of the Offer) and so certified in the appropriate place on a Letter of Transmittal, and, if applicable, on a Notice of Guaranteed Delivery and then, subject to the conditional tender procedures described in Section 1 of the Offer to Purchase, all other Shares properly tendered on a pro rata basis from all other stockholders with appropriate adjustments to avoid purchases of fractional Shares.

     We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. The purchase prices for Shares you tender and which are purchased is $28, net to you in cash.

          2. You should consult with your broker regarding the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to other customary conditions set forth in the Offer to Purchase.

          4. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern Time, on Monday, December 18, 2002, unless the Company extends the Offer.

          5. The Offer is for 500,000 Shares, constituting approximately 20.9% of the Shares outstanding as of November 12, 2002.

          6. Tendering stockholders who are registered holders will not be obligated to pay any brokerage commissions or solicitation fees to the Depositary, Information Agent or the Company or, subject to Instruction 11 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

          7. If you wish to condition your tender upon the purchase of all Shares tendered or upon the Company's purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company's purchase of Shares from all tenders which are so conditioned will be determined by lot. To elect such a condition complete the section below captioned "Conditional Tender."

          8. The Company's board of directors of has approved the Offer. However, neither the Company, its board of directors, nor the information agent makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. The Company's directors and executive officers have informed it that they do not intend to participate in the tender offer. In addition, the Company's principal stockholder, the Malcolm I. Glazer Family Limited Partnership, which beneficially owns approximately 46.5% of our outstanding common stock, has informed Company that it also does not intend to participate in the tender offer.

          9. If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN TIME, ON MONDAY, DECEMBER 18, 2002, UNLESS THE COMPANY EXTENDS THE OFFER.

     The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares of common stock of the Company residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of that jurisdiction.

                               INSTRUCTIONS FORM
            INSTRUCTIONS FOR TENDER OF SHARES OF ZAPATA CORPORATION.

     By signing this instruction form you acknowledge receipt of our letter and the enclosed Offer to Purchase, dated November 20, 2002, and the related Letter of Transmittal in connection with the offer by Zapata Corporation, a Nevada corporation, to purchase shares of its common stock, $0.01 par value per share. Zapata is offering to purchase up to 500,000 shares at a price of $28.00 per share, net to the seller in cash, without interest. Zapata's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, which, as they may be amended or supplemented from time to time, together constitute the offer.

     This will instruct us to tender to the Company, on your behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by you but registered in our name, upon the terms and subject to the conditions of the offer.

     Please tender to the Company on (our)(my) behalf, the number of Shares indicated below, which are beneficially owned by (us)(me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of the Company dated November 20, 2002, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

Number of shares to be tendered:________ shares.
(Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.)

                                    ODD LOTS
                (SEE INSTRUCTION 6 TO THE LETTER OF TRANSMITTAL)

     Complete only if you are authorizing the tender of shares and you own, or authorizing on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

[ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that
(a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

                               CONDITIONAL TENDER
               (SEE INSTRUCTION 10 TO THE LETTER OF TRANSMITTAL)

     You may condition your tender authorization upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 1 of the Offer to Purchase. Unless at least that minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is your responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor. Unless this box has been checked and a minimum specified, the tender authorization will be deemed unconditional.

     The minimum number of Shares that must be purchased, if any are purchased, is: ________ Shares.

     If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have authorized tender of all of your Shares and checked this box.

[ ] The tendered Shares represent all Shares held by me.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Signature(s):
--------------------------------------------------------------------------------

Name(s):
--------------------------------------------------------------------------------
(Please Print)

Taxpayer Identification or Social Security
Number: ------------------------------------------------------------------------

Address(es):
--------------------------------------------------------------------------------
(Including Zip Code)

Area Code/Phone Number:
--------------------------------------------------------------------------------

Date:
--------------------------------------------------------------------------------